EXHIBIT 99.1

NEWS RELEASE

RANGE REPORTS RECORD RESULTS FOR 2003

FORT WORTH, TEXAS, MARCH 2, 2004...RANGE RESOURCES CORPORATION (NYSE: RRC) today announced its 2003 results. Revenues totaled $249.2 million, a 26% increase over the prior year. Cash flow from operations before changes in working capital, a non-GAAP measure, increased 22% to $143.8 million, as pretax income jumped 121% to $49.4 million. Net income for the year increased 37% to $35.4 million. Earnings per share rose 31% to $0.64 ($0.61 fully diluted). During 2003, $108 million was invested in drilling related expenditures and $95 million in the acquisition of producing properties. The Company replaced 286% of production during the year at an average cost of $1.25 per mcfe. Proved reserves at year-end totaled 685 Bcfe, an increase of 18%.

The year’s financial results were impacted by certain items including a $19.0 million gain on debt retirement, offset by $6.6 million of non-cash deferred compensation expense, $2.4 million expense on the redemption of subordinated notes and a $21.7 million increase in deferred income taxes.

Oil and gas revenues for the year totaled $226.4 million, 19% higher than the prior year due primarily to a 6% increase in production and a 12% increase in realized prices. Production totaled 58.1 Bcfe, comprised of 43.5 Bcf of gas and 2.4 million barrels of oil and liquids. Production rose in each quarter of the year and averaged 159.0 Mmcfe per day. The increase was due to the success of the Company’s drilling program. Wellhead prices, after adjustment for hedging, averaged $3.90 per mcfe. The average gas price rose 13% to $3.94 per mcf, as the average oil price rose 6% to $23.53 a barrel. Hedging decreased average prices by $1.04 per mcfe, decreasing gas prices $1.16 per mcf and oil prices by $4.89 per barrel.

Operating expenses per mcfe increased 9% during the year to $0.63 per mcfe, due to higher field and workover expenses. Production taxes per mcfe jumped 38% due to higher prices. General and administrative expenses rose 10% due to higher personnel, insurance and legal expenses. Exploration costs increased 21% due to increased investments in seismic ($5.9 million), a larger technical staff and $3.6 million of dry hole costs. Interest expense decreased 15% to $19.8 million, due to lower debt balances and interest rates. IPF expenses declined 57% to $3.0 million as the portfolio continues to decline. The non-cash deferred compensation expense relating to the appreciation of the Company’s stock held in its deferred compensation plan increased to $6.6 million. Depletion, depreciation and amortization increased 7% due to increased production.

Drilling expenditures in 2003 totaled $108 million, a 17% increase over the prior year. The expenditures were funded with 75% of internal cash flow. The capital funded the drilling of 358 (200 net) wells and 56 (45 net) recompletions, placing 23 Bcfe of non-producing proved reserves on production and adding a 68 Bcfe of new reserves. Approximately 90 Bcfe of proved reserves were acquired for $95 million. In total, reserves were added at a cost of $1.25 per mcfe in 2003, $1.32 per mcfe if price revisions are excluded.

The Company replaced 286% of production in 2003, with 130% from drilling and revisions and 156% from acquisitions. As previously reported, proved reserves at December 31, 2003 totaled 685 Bcfe, including 486 Bcf of natural gas and 33 million barrels of crude oil and liquids. Reserves increased 107 Bcfe or 18% during the year. Independent petroleum consultants reviewed 87% of the reserves by volume. At year-end, the pretax present value of proved reserves, based on constant prices and costs, discounted at 10% totaled $1.4 billion, a 45% increase for the year. The reserve value was based on year-end NYMEX prices of $6.19 per Mmbtu and $32.52 per barrel, increases of 30% and 4%, respectively, from those in effect one year earlier. At year-end, reserves were 71% gas by volume, 93%

operated and 72% of their value was attributable to proved developed reserves. The Company’s reserve life index stood at 11 years.

In 2003, total debt, including trust preferred, decreased $10 million. During the year, the remaining 8.75% senior subordinated notes were retired, funded by the issuance of lower cost, longer maturity 7.375% senior subordinated notes. The trust preferred securities were retired at a $19 million gain with $10 million of cash and $50 million of a newly issued 5.9% convertible preferred stock.

In the fourth quarter, oil and gas revenues rose 22% to $61.1 million, due to higher production and commodity prices. Cash flow before changes in working capital, a non-GAAP measure, increased 31% to a record $40.9 million. Wellhead prices, after hedging, averaged $4.03 per mcfe, an 11% increase. Production in the quarter rose 10% from the prior-year period, averaging 164.7 Mmcfe per day, its highest level in four years. However, net income declined 5% to $4.6 million ($0.07 per share) due to several non-cash items including a deferred compensation expense of $4.4 million ($0.08 per share), an ineffective hedging loss of $1.1 million ($0.02 per share) and a $1.6 million increase in deferred income taxes.

The Company has set a 2004 capital budget excluding acquisitions of $126 million, representing a 17% increase over the prior year. Projects include the drilling of 409 gross (237 net) wells and 35 gross (29 net) recompletions. More than two-thirds of the drilling budget is directed toward finding and developing new reserves. Based on current forecasts and futures prices, the capital budget is anticipated to be funded with approximately 75% of internal cash flow. The capital is currently allocated approximately 50% to the Southwest region and 25% to each of the Gulf Coast and Appalachian regions. The Company anticipates the 2004 capital program and the Conger field acquisition will provide a 10% to 15% growth in year-over-year production.

Commenting, John H. Pinkerton, the Company’s President, said, “We are extremely pleased with the Company’s performance and results in 2003. We achieved record revenues and cash flow and grew production in each quarter. Reserves grew 18% due to successful drilling results and the acquisition of long-lived Conger field gas properties in December. Finding and development costs totaled a cost-effective $1.25 per mcfe including $0.07 per mcfe spent on acreage and seismic on prospects to be drilled in the future. Production, which increased 10% in the fourth quarter, is expected to continue rising throughout 2004 fueled by our balanced inventory of drilling projects. Based on current futures prices, coupled with rising production, Range should report record results again in 2004.”

The Company will host a conference call on Wednesday, March 3 at 2:00 p.m. ET to review these results. To participate in the call, please dial 877-207-5526 and ask for the Range Resources conference call. A replay of the call will be available through March 10 at 800-642-1687. The conference ID for the replay is 5401692.

A simultaneous webcast of the call may be accessed over the Internet at www.rangeresources.com or www.vcall.com. To listen, please go to either website in time to register and install any necessary software. The webcast will be archived for replay on the Company’s website for 30 days.

Non-GAAP Financial Measures:

Earnings for 2003 include derivative ineffective hedging losses of $1.2 million, non-cash deferred compensation expense of $6.6 million, amortization of interest rate swap gains of $559,000, a $19.0 million gain on retirement of securities, a call premium and amortization write off of $2.4 million and $4.5 million of accretion expense applicable to the adoption of the new accounting rule regarding asset retirement obligations. Excluding such items, pretax income would have been $45.0 million, a 93% increase from the prior year. Adjusting for the after-tax effect of these items, the Company’s earnings would have been $27.3 million in 2003 or $0.49 per share ($0.46 per diluted share). If similar items were excluded, 2002 earnings would have been $26.4 million or $0.50 per share ($0.48 per diluted share). In 2002, $3.0 million of deferred tax benefits were recognized rather than a 39% deferred tax provision of $17.6 million in 2003. (See reconciliation of non-GAAP earnings in the accompanying table.) The Company believes results excluding these items are more comparable to estimates provided by security analysts and, therefore, are useful in evaluating operational trends of the Company and its performance relative to other oil and gas producing companies.

Cash flow from operations before changes in working capital as defined in this release represents net cash provided by operations before changes in working capital and exploration expense adjusted for certain non-cash compensation items and the cash call premium and amortization write off of $2.4 million. Cash flow from operations before changes in working capital is widely accepted by the investment community as a financial indicator of an oil and gas company’s ability to generate cash to internally fund exploration and development activities and to service debt. Cash flow from operations before changes in working capital is also useful because it is widely used by professional research analysts in valuing, comparing, rating and providing investment recommendations of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Cash flow from operations before changes in working capital is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operations, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity. A table is included which reconciles net cash provided by operations to Cash flow from operations before changes in working capital as used in this release. On its website, the Company provides additional comparative information on prior periods.

RANGE RESOURCES CORPORATION (NYSE: RRC) is an independent oil and gas company operating in the Permian, Midcontinent, Gulf Coast and Appalachian regions of the United States.

Except for historical information, statements made in this release, including those relating to future earnings, cash flow, capital expenditures, expenses, reserve replacement, production growth, drilling results and acquisitions are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the volatility of oil and gas prices, the costs and results of drilling and operations, the timing of production, mechanical and other inherent risks associated with oil and gas production, weather, the availability of drilling equipment, changes in interest rates, litigation, uncertainties about reserve estimates, and environmental risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in the Company’s filings with the Securities and Exchange Commission, which are incorporated by reference.

Contacts:	Rodney Waller, Senior Vice President Karen Giles (817) 870-2601 www.rangeresources.com

RANGE RESOURCES CORPORATION

STATEMENTS OF INCOME
(In thousands, except per share data)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2003	2002		2003	2002
Revenues
Oil and gas sales	$61,076	$49,933		$226,402	$190,954
Transportation and processing	701	760		3,509	3,495
IPF	283	313		1,547	3,789
Gain on retirement of securities	279	18		18,991	3,098
Ineffective hedging gain (loss) (a)	(1,060)	(149)		(1,238)	(2,730)
Interest and other (a)	70	618		(14)	(170)

	61,349	51,493	19%	249,197	198,436	26%

Expenses
Direct operating	9,340	8,139		36,423	31,869
Production and ad valorem taxes	3,185	2,646		12,894	8,574
IPF expenses	1,201	2,089		2,965	6,847
Exploration	5,173	2,268		13,946	11,525
General and administrative	4,361	4,005		17,818	16,217
Non-cash deferred compensation expense (b)	4,364	952		6,559	1,023
Interest	3,741	5,677		19,789	23,153
Call premium and deferred costs on 8.75% notes (c)	—	—		2,376	—
Debt conversion expense	—	—		465	—
Accretion expense (d)	1,071	—		4,517	—
Depletion, depreciation and amortization	21,366	19,700		82,032	76,820

	53,802	45,476	18%	199,784	176,028	13%

Pretax income	7,547	6,017	25%	49,413	22,408	121%
Income taxes (benefit)
Current	166	(72)		170	(4)
Deferred	2,748	1,196		18,319	(3,354)

	2,914	1,124		18,489	(3,358)

Income before accounting change	4,633	4,893	-5%	30,924	25,766	20%
Cumulative effect of accounting change, net of tax	—	—		4,491	—

Net income	4,633	4,893	-5%	35,415	25,766	37%
Preferred stock dividends	(738)	—		(803)	—

Net income available to common shareholders	$3,895	$4,893	-20%	$34,612	$25,766	34%

Net income available to common shareholders	$0.07	$0.09	-22%	$0.56	$0.49	14%
Cumulative effect of change in accounting principle	—	—		0.08	—

Net income per common share	$0.07	$0.09	-22%	$0.64	$0.49	31%

Earnings per common share — assuming dilution	$0.07	$0.09	-22%	$0.53	$0.47	13%
Cumulative effect of change in accounting principle	—	—		0.08	—

Net income per common share — assuming dilution	$0.07	$0.09	-22%	$0.61	$0.47	30%

Weighted average shares outstanding, as reported
Basic	54,631	53,503	2%	54,272	53,070	2%
Diluted	57,022	54,962	4%	57,850	54,418	6%

(a)	Included in Other revenues in 10-K.

(b)	Included in General and administrative expenses in 10-K. It is based upon increases in Company’s stock price between periods.

(c)	Due to redeeming the 8.75% notes and included in Interest expense in 10-K.

(d)	Applicable to the new accounting rule adopted on January 1, 2003 regarding asset retirement obligations.

RANGE RESOURCES CORPORATION

OPERATING HIGHLIGHTS

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2003	2002		2003	2002
Average Daily Production
Oil (bbl)	5,405	5,522	-2%	5,543	5,131	8%
Natural gas liquids (bbl)	1,221	1,084	13%	1,098	1,114	-1%
Gas (mcf)	124,911	109,519	14%	119,206	112,592	6%
Equivalents (mcfe) (a)	164,670	149,155	10%	159,049	150,061	6%
Prices Realized
Oil (bbl)	$23.59	$22.06	7%	$23.53	$22.25	6%
Natural gas liquids (bbl)	$18.74	$14.59	28%	$18.75	$12.93	45%
Gas (mcf)	$4.11	$3.70	11%	$3.94	$3.50	13%
Equivalents (mcfe) (a)	$4.03	$3.64	11%	$3.90	$3.49	12%
Operating Costs per mcfe
Field expenses	$0.57	$0.56	2%	$0.58	$0.54	7%
Workovers	$0.05	$0.04	25%	$0.05	$0.04	25%
Production/ad valorem taxes	$0.21	$0.19	11%	$0.22	$0.16	38%

Total Operating Costs	$0.83	$0.79	5%	$0.85	$0.74	15%

(a)	Oil and natural gas liquids are converted to gas equivalents on a basis of six mcf per barrel.

SUMMARY BALANCE SHEETS
(In thousands)

	December 31,	December 31,
	2003	2002
Assets
Current assets	$46,221	$37,354
Current deferred tax asset	19,871	13,265
IPF receivables	8,193	18,351
Oil and gas properties	723,382	564,406
Transportation and field assets	22,306	18,072
Unrealized hedging gain and other	10,118	7,036

	$830,091	$658,484

Liabilities and Stockholders’ Equity
Current liabilities	$46,805	$41,171
Current asset retirement obligation	5,814	—
Current unrealized hedging loss	54,345	26,035
Senior debt	178,200	115,800
Nonrecourse debt of subsidiary	70,000	76,500
Subordinated notes	109,980	90,901
Trust preferred	—	84,840

Total long-term debt	358,180	368,041

Deferred taxes	10,843	—
Unrealized hedging loss	17,027	9,079
Deferred compensation liability	16,981	8,049
Long-term asset retirement obligation	46,030	—
Preferred stock	50,000	—
Common stock and retained deficit	276,215	233,573
Stock in deferred compensation plan	(9,297)	(6,313)
Other comprehensive loss	(42,852)	(21,151)

Total stockholder’s equity	274,066	206,109

	$830,091	$658,484

RANGE RESOURCES CORPORATION

CASH FLOWS FROM OPERATIONS
(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2003	2002	2003	2002
Net income	$4,633	$4,893	$35,415	$25,766
Adjustments to reconcile net income to net cash provided by operations:
Cumulative effect of change in accounting principle, net	—	—	(4,491)	—
Deferred income tax expense (benefit)	2,748	1,197	18,319	(3,353)
Depletion, depreciation and amortization	22,437	19,700	86,549	76,820
Exploration expense	1,351	876	3,576	5,280
Write-down of marketable securities	—	—	—	1,220
Unrealized hedging losses	741	234	679	3,005
Adjustment to IPF valuation allowance and allowance for bad debts	1,029	1,572	2,138	4,390
Amortization of deferred issuance costs	155	229	1,207	899
(Gain) loss on retirement of securities	(342)	(18)	(19,634)	(3,125)
Debt conversion expense	—	—	465	—
Deferred compensation adjustment	4,274	829	6,867	2,506
(Loss) gain on sale of assets and other	99	131	217	(161)
Changes in working capital:
Accounts receivable	(1,167)	(1,676)	(11,530)	(2,685)
Inventory and other	2,189	473	501	(893)
Accounts payable	(665)	(360)	2,982	3,364
Accrued liabilities	1,037	2,855	2,217	1,439

Net changes in working capital	1,394	1,292	(5,830)	1,225

Net cash provided by operations	$38,519	$30,935	$125,477	$114,472

RECONCILIATION OF CASH FLOWS
(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2003	2002	2003	2002
Net cash provided by operations	$38,519	$30,935	$125,477	$114,472
Net change in working capital	(1,394)	(1,292)	5,830	(1,225)
Call premium on 8.75% notes	—	—	2,006	—
Exploration expense	3,822	1,392	10,370	6,245
Non-cash compensation adjustments and other	(49)	123	133	(1,457)

Cash flow from operations before changes in working capital, non-GAAP measure	$40,898	$31,158	$143,816	$118,035

WEIGHTED AVERAGE SHARES OUTSTANDING
(In thousands)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2003		2002	2003	2002
Basic:
Weighted average shares outstanding	56,269		54,821	55,796	54,283
Stock held by deferred compensation plan	(1,638)		(1,318)	(1,524)	(1,213)

	54,631		53,503	54,272	53,070

Dilutive:
Weighted average shares outstanding	56,269		54,823	55,796	54,283
Dilutive stock options under treasury method	753		139	442	135
Dilutive effect of 5.9% preferred (dilutive when EPS over $0.125 per qtr)	—		—	1,612	—

	57,022	(a)	54,962	57,850	54,418

(a)	Additional 5,882 dilutive effect if deferred compensation adjustment is excluded in 4Q 2003.

RANGE RESOURCES CORPORATION

RECONCILIATION OF NET INCOME BEFORE ACCOUNTING CHANGE
AS REPORTED TO NET INCOME BEFORE ACCOUNTING CHANGE
EXCLUDING CERTAIN ITEMS — NON-GAAP MEASURE
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2003	2002	2003	2002
Pretax income as reported	$7,547	$6,017	$49,413	$22,408
Adjustment for certain items
Gain on retirement of securities	(279)	(18)	(18,991)	(3,098)
Call premium and unamortized offering costs on 8.75% notes	—	—	2,376	—
Ineffective commodity hedging (gain) loss	1,060	149	1,238	2,730
Accretion expense	1,071	—	4,517	—
Amortization of ineffective interest hedges (gain) loss	(319)	85	(559)	275
Deferred compensation adjustment	4,364	952	6,559	1,023
Debt conversion expense	—	—	465	—

Pretax income as adjusted	13,444	7,185	45,018	23,338
Income taxes (benefit) adjusted
Current	166	(72)	170	(4)
Deferred	4,974	1,605	17,574	(3,029)

Net income before accounting change excluding certain items, a non-GAAP measure	$8,304	$5,652	$27,274	$26,371

Non-GAAP earnings per share before accounting change
Basic	$0.14	$0.11	$0.49	$0.50

Diluted	$0.12	$0.10	$0.46	$0.48

HEDGING POSITION
As of March 2, 2004

		Gas		Oil		NGLs
		Volume	Average	Volume	Average	Volume	Average
		Hedged	Hedge	Hedged	Hedged	Hedged	Hedged
		(MMBtu/d)	Prices	(Bbl/d)	Prices	(Bbl/d)	Prices
Calendar 2004	Swaps	91,440	$4.08	3,010	$25.93	1,377	$21.88
Calendar 2004	Collars	6,470	$4.50 - $6.07	2,128	$24.23 - $28.39	—	—
Calendar 2005	Swaps	50,695	$4.21	940	$25.11	658	$19.20
Calendar 2005	Collars	14,805	$4.22 - $5.86	1,315	$24.32 - $27.66	—	—
Calendar 2006	Swaps	3,288	$4.85	—	—	—	—
Calendar 2006	Collars	2,466	$4.25 - $5.97	82	$25.28 - $29.10	—	—